When recorded, return to:

G. SCOTT BEYER

Menke Jackson Beyer, LLP

807 North 39th Avenue

Yakima, WA 98902

LEASE

Reference nos. of docts.

assigned or released:

n/a

Grantor:

CITY OF GOLDENDALE, WASHINGTON

Grantees:

AUSCRETE CORPORATION, a Wyoming Corporation

Legal description:

Lot C, G-BL 2014-01 in Brooks Addition, 20-4-16

(Additional legal on page 1-2 of document.)

Assessor’s Parcel No.:04162014010200

THIS  LEASE  is  made  and  entered  into  as  of  the  ___  day  of  _______,  2017,  by and  between  the  CITY  OF  GOLDENDALE,  WASHINGTON,  a  Washington  Municipal

Corporation,  (hereinafter  callaenddA"ULeSssCRoEr,”TE) CORPORATION,  a  Wyoming

Corporation, (hereinafter called "Lessee.")

W I T N E S S E T H:

1.

PREMISES  LEASED:    For  and  in  consideration  of  the  covenants  and

agreements  hereinafter  set  forth,  Lessor  does  by  these  presents  lease  and  let  to

Lessee,  and  Lessee  does  hereby  lease  and  rent  from  Lessor  the  following  described

property   situated   at   741   West   Railroad   Avenue   in   Goldendale,   Klickitat   County,

Washington:

Lot B as shown on the Boundary Line Adjustment No. G-BLA 2014-03 filed on October

9, 2014 in Volume 1 of Boundary Line Adjustments, Page  410, Auditor’s File No.

1110135, and only that portion of the building which is limited to the west  3000 square feet as shown on Exhibit A, TOGETHER WITH reasonable access to the leased premises.

LEASE -  Page 1 of 7

MENKE JACKSON BEYER, LLP

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TOGETHER WITH all water rights and appurtenances thereunto belonging, if any.

SUBJECT  to  easement  affecting  the  portion  of  said  premises  and  for  the  purposes  of telephone  and  telegraph  lines,  and  any  incidental  purposes,  recorded  January  5,  1943 in Volume 85, page 107-8, Auditor’s File No. 20618.

SUBJECT  to  easements  and  matters  as  shown  on  the  Short  Subdivision,  recorded

September 6, 1982, under Auditor’s File No. 187888.

SUBJECT  to  easements  and  matters  as  shown  on  the  Boundary  Line  Adjustment  No.

G-BLA  2014-01,  recorded  March  21,  2014,  under  Auditor’s  File  No.  1107463,  and

Boundary  Line   Adjustment   No.   G-BLA   2014-03,   recorded   October   9,   2014,   under

Auditor’s File No. 1110135.

SUBJECT  to  any  Private  Rights  or  Easements  over  and  across  those  portions  lying within any vacated or abandoned streets or roads.

SUBJECT  to  rights  reserved  federal  patents,  state  and  railroad  deeds;  building and  use restrictions  general  to  the  area;  zoning  regulations;  utilities  and  easements  of  records;

and rights of way and easements shown on the plat or visible by inspection.

SUBJECT to all easements and rights of way existing or of record over, along or across said premises if in fact any portion thereof is burdened thereby, and all covenants,

conditions, reservations and restrictions disclosed in the chain of title or existing by prescription.

2.

TERM:  This lease is for a term  beginning on the 1st day of April, 2018 and ending on the 30th day of September, 2018.

3.

RENT:   Lessee  agrees  to  pay  to  Lessor  as  rent  for  the  premises  the  sum of  $500.00  per  month,  payable  in  advance  on  or  before  the  first  day  of  each  and  every month.  Rent shall be paid to Lessor at such place as shall be designated by Lessor.

4.

USE  OF  PREMISES:   The  premises  shall  be  used  by  Lessee  for  storage

and   maintenance   of   equipment   related   to   business   and   activities   of   Auscrete

Corporation  reasonably  related  thereto  which  constitute  a  similar  usage  as  to  wear  and tear  and  shall  not  be  used  for  any  other  purpose  without  the  express  written  consent

and  approval  of  Lessor.    It  is  understood  and  agreed  that  there  are  no  express  or implied warranties as to fitness of said premises for said use.

5.

CONDITION OF PREMISES:

a.

Lessee  has  inspected the  premises,  is fully  familiar  with  and  knows

their   condition,   and   accepts   the   same   in   their   present   condition   without   any

representation  of  Lessor  regarding  the  condition  thereof,  the  improvements  thereon,  or their tenantability.

LEASE -  Page 2 of 7

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b.

Upon  termination  of  this  lease  for  any  reason  whatsoever,  Lessee shall  surrender  to  Lessor  the  buildings,  structures,  and  building  improvements  upon  the demised premises, together with all alterations and replacements thereof, in good order,

condition,  and  repair,  except  for  damage  by  fire  or  other  casualties  to  the  extent  that they are insured against pursuant to paragraph 13 below.

c.

All  permanent  improvements  constructed  on  the  demised  premises shall  be  considered  a  part  of  the  real  estate  and  belong  to  the  Lessor  upon  termination of this lease.

6.

COMPLIANCE WITH LAWS:   Lessee  covenants, promises, and agrees  to

comply   with   all   charters,   laws,   ordinances,   rules,   and   regulations,   to   obtain   all

necessary  licenses  and  permits  applicable  to  Lessee's  activities  and  to  the  premises,

and  to  pay  all  fees  and  charges  in  connection  therewith  or  by  reason  of  inspections thereof.

7.

MAINTENANCE  AND  REPAIRS:    Lessee  shall  keep  all  presently  and

subsequently   erected   buildings,   structures,   and   improvements   upon   the   demised

premises  in  good  and  substantial  order  and  repair  at  the  sole  cost  and  expense  of

Lessee,  damage  by  fire  or  other  unavoidable  casualties  which  are  covered  by  the

insurance referred to in  paragraph  13 below,  only excepted.   Lessor  shall have  the right

to inspect the premises during usual business hours.

8.

ALTERATIONS  AND  ADDITIONS:   Lessee  shall  not  make  any  additions

or material alterations to or upon the premises without first obtaining the written consent of  Lessor,  and  any  such  additions  or  alterations  authorized  by  Lessor  shall  be  at

Lessee's  sole  expense.    In  making  any  alterations  or  additions,  Lessee  shall  comply with  all  building  code  provisions,  municipal  ordinances  and  regulations,  and  state  laws

which  may  affect  or  govern  such  work.   All  such  additions  or  alterations  shall  become

and  remain  the  property  of  Lessor;  provided,  however,  that  upon  the  termination  of  this lease,  Lessee  shall,  at  its  expense,  promptly  remove  such  additions  or  alterations  if  so requested by Lessor.

9.

TRADE  FIXTURES  AND  SIGNS:    Lessee  may  install  such  equipment,

fixtures,  and  signs  in  or  upon  the  premises  as  Lessee  deems  desirable  for  the  conduct of  its  activities,  provided  Lessee  shall  not  hang  any  signs  from  the  roof  or  walls  of  the premises  without  first  obtaining  the  written  consent  of  Lessor,  which  consent  shall  not

be  unreasonably  withheld.    Upon  the  termination  of  this  lease,  Lessee  shall,  at  its expense,  promptly  remove  all  such  equipment,  fixtures,  and  signs  and  restore  the premises to the same condition, reasonable  wear and tear by ordinary use excepted, as

the  same  were   in  prior   to   the   installation  of   such  equipment,  fixtures,   and   signs;

provided Lessee shall not have the right to remove such property of Lessee if  Lessee is

then  in  default  under  the  terms  of  this  lease.   In  the  event  Lessee  fails  to  restore  said

premises,  Lessee  shall  reimburse  Lessor  for  the  reasonable  costs  of  such  restoration immediately upon demand by Lessor.

LEASE -  Page 3 of 7

MENKE JACKSON BEYER, LLP

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Yakima, WA  98902

Telephone (509)575-0313

Fax (509)575-0351

10.

LIENS  AND  WASTE:   Lessee  shall  not  cause  or  permit  any  liens  of  any nature  to  be  placed  against  the  premises  except  liens  placed  thereon  by  Lessor,  and

Lessee  shall  save  Lessor  harmless  from  and  on  account  of  all  liens  and  all  expenses and  indebtedness  connected  therewith,  except  those  relating  to  liens  placed  thereon  by

Lessor.  Lessee shall not commit or permit any waste or nuisance upon the premises.

11.

TAXES  AND  ASSESSMENTS:   Lessor  shall  pay  all  real  estate  taxes  and

assessments  levied  against  the  leased  premises.    Lessee  shall  pay  all  other  taxes,

assessments,  and  charges  hereafter  levied  against  the  leased  premises  or  the  lease during  the  term  of  this  lease,  arising  out  of  the  occupancy  or  use  thereof,  or  arising  out of the conduct of Lessee's activities thereon.

12.

UTILITIES:  Lessee shall pay all charges and expenses for electricity, gas,

heat,  telephone,  water,  sewer  service,  garbage  collection  service,  janitorial  service,  and all  other  services  and  utilities  used  in  connection  with  the  premises  during  the  term  of

this  lease,  and  Lessee  shall  not  permit  any  thereof  to  become  delinquent.   Lessee  is

responsible   for   all   such   costs  for   the   entire   building   even   though   Lessee   is   only

occupying a portion thereof.

13.

INSURANCE:   Lessee  shall  maintain  public  liability  insurance  at  all  times during the term of this lease in a manner and form acceptable to Lessor with a limit of at

least  $2,000,000  per  accident.   Lessor  shall  be  endorsed  as  an  additional  insured  on

the  policy(ies)  of  Lessee,  and  all  premiums  therefor  shall  be  paid  by  Lessee.   Lessee

shall  furnish  proof  of  such  insurance  to  Lessor,  when  requested  by  Lessor.   If  Lessee

fails  to  effect  or  maintain  any  of  such  insurance,  Lessor  may  procure  the  same,  and

Lessee  agrees  to  reimburse  Lessor  on  demand for  any amount  paid  by Lessor  for  such

insurance.   Lessor and Lessee may carry,  at their own expense, such fire and extended coverage  insurance  as  each  of  them  deems  necessary  for  their  own  protection;  and neither  party  shall  have  an  interest  in  or  claim  to  such  insurance  of  the  other  party.

Lessee  shall  not  permit  the  premises  to  be  used  in  such  a  manner  as  to  create  a  fire

hazard  or  to  cause  a  change  in  the  insurance  rating  applicable  to  the  premises.   In  the

event  Lessor's  cost  for  fire  and  extended  coverage  insurance  for  the  premises  in  the amount  of  the  full  replacement  cost  thereof  increases  over  the  cost  of  such  insurance for  the  policy  year  ending  in  2017,  Lessee  agrees  to  reimburse  Lessor  immediately upon demand for any such increase in cost.

14.

DAMAGE WAIVER:   Lessor  and  Lessee do hereby release and discharge

each  other  from  and  against  all  liability  for  loss  or  damage  caused  by  any  of  the  perils covered  by  insurance  policies  which  are  in  force  and  effect  at  the  time  of  any  such  loss or  damage,  even  though  such  loss  or  damage  may  be  due  to  the  negligence,  act,  or

neglect  of   either  Lessor  or  Lessee  or  agents  or  employees  of  either  party.     It  is

expressly  understood  and  agreed  that  it  is  the  intention  hereof  to  constitute  a  waiver and  release  of  any  and  all  subrogation  rights  which  the  insurance  companies  might have under such insurance policies.

LEASE -  Page 4 of 7

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15.

INDEMNITY:    Lessee  covenants  and  agrees  to  defend,  indemnify,  and hold  Lessor  harmless  from  and  against  any  and  all  claims  or  liability for  injury,  damage,

or  loss,  including  attorneys’fees  and  costs, which  may  arise  or  to  which  Lessor  may  be subjected  during  or  as  a  result  of  Lessee’s  occupation  or  use  of  the  premises  or  the conduct of any activities thereon by Lessee or with Lessee's permission or knowledge.

16.

RISK  OF  LOSS:   All  property  of  any  kind  on  the  premises  shall  be  at  the risk of Lessee, and Lessor shall not be liable, and Lessee waives all claims for any loss,

damage, or injury either to persons or property sustained by Lessee or any other person upon  or  about  the  premises,  or  due  to  the  structures  or  any  improvements  upon  the premises or the adjoining premises or any part thereof, becoming out of repair or arising from  the  overflow of  water  or  the freezing,  bursting,  or  leakage  of  water,  gas,  heating or steam pipes, or due to any act, omission, or neglect of  Lessor  or Lessee, or any of  their agents  or  employees,  or  any  other  person  upon  or  about  the  premises,  or  any  other

cause  of  any  nature  whatsoever.   No  eviction  from  the  premises  shall  be  claimed  by

Lessee  by  reason  of  the  happening  of  any  or  all  of  the  foregoing.   Without  limiting  the

generality  of  the  foregoing,  Lessee  shall  be  solely  responsible  for  theft  or  other  similar loss  of  fixtures,  equipment,  or  other  property  leased  herein  and  any  other  property  of

Lessee.

17.

INGRESS   AND   EGRESS:     Lessor   reserves   the   right   of   ingress   and

egress  to  and  from  the  leased  premises  for  the  purpose  of  inspecting  the  same  at  all reasonable  times  and for  making such  repairs  as  Lessor  is  obligated to  make  under  the terms of this lease.

18.

ASSIGNMENT  AND  SUBLETTING:   Lessee  shall  not  assign  this  lease  or

sublet  the  premises  herein,  or  any  portion  thereof,  without  first  obtaining  the  written consent  of  Lessor,  nor  shall  there  be  any  transfer  or  assignment  of  this  lease  from

Lessee   by   operation   of   law,   either   voluntarily   or   involuntarily   or   by   dissolution,

consolidation,  or  merger  of  Lessee.   Consent  to  such  assignment  or  subletting  shall  not

operate  to  relieve  Lessee  of  any  of  its  covenants  and  obligations  under  this  lease  or relieve  Lessee  or  its  successor  in  interest  from  the  necessity  of  obtaining  like  consent for any subsequent assignment or subletting.

19.

RESTORATION  OF  PREMISES:   If  said  premises,  during  the  term  of  this

lease or any extension thereof, shall be damaged  or destroyed by fire  or other casualty,

the  Lessor  shall  restore  or  rebuild  them  as  speedily  as  possible  and  as  nearly  as practicable  to  the  condition  existing  just  prior  to  such  damage  or  destruction,  to  the extent that the insurance proceeds of the fire insurance provided in paragraph  13 above

shall  be  available  to  the  Lessor  and  be  sufficient  to  restore  said  improvements.   During

the  time  of  such  restoration  or  rebuilding,  the  rent  provided  herein  shall  not  cease  or abate.

20.

CONDEMNATION:   If  the  whole  or  any  substantial  part  of  the  premises

(substantial being defined as reasonably preventing or  unreasonably interfering with  the

LEASE -  Page 5 of 7

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conduct  of  Lessee's  activities)  be  taken  or  condemned  by  the  competent  authority,  this

Lease shall terminate upon the date when possession of the premises so taken shall be acquired  by  such  authority,  and  the  rent  shall  be  prorated  as  of  the  date  of  such

termination.   If  less  than  a  substantial  part  of  the  premises  be  taken  or  condemned  by any  competent  authority,  the  rent  shall  be  abated,  proportionately  in  the  same  ratio  that the  part  of  the  premises  taken  or  condemned  bears  to  the  whole  premises,  from  the date  when  possession  of  that  part  of  the  premises  so  taken  shall  be  acquired  by  such

authority.   Lessor  shall be  entitled to  the full amount of  any condemnation award  for  the leased  premises,  and  Lessee  hereby  expressly  waives  any  right  or  claim  to  any  part thereof  as  damages  or  otherwise  and  any  right  or  claim  against  Lessor  as  a  result  of

such taking or condemnation.   Lessee shall have the right to claim and recover from the

condemning    authority    such    compensation    as    may    be    separately    awarded    or

recoverable by Lessee in Lessee's own right on account of any and all damage, cost, or loss which Lessee might sustain as a result of such condemnation to Lessee's activities,

business, or leasehold improvements.

21.

DEFAULT:    Full  and  prompt  performance  by  Lessee  of  all  terms  and

conditions  of  this  lease  is  hereby  made  the  essence  of  this  lease.   If  Lessee  should  be

in  default  in  any  of  the  same  and  such  default  shall  have  continued  for  ten  (10)  days  in the  case  of  nonpayment  of  rent  or  other  sums  due  from  Lessee  and  for  thirty  (30)  days in  the case of  any other  default  after  written  notice  by Lessor  to Lessee  setting forth the particular default claimed, or if Lessee's leasehold estate shall be taken on execution, or if  Lessee  shall  be  declared  bankrupt  or  insolvent  according  to  law,  or  if  Lessee  shall make  an  assignment  for  the  benefit  of  creditors,  or  if  a  receiver  shall  be  appointed  for

Lessee  and  continue  in  office  thirty  (30)  days  without  discharge,  then  in  any  such  event

this lease shall, at the option of  Lessor, be forfeited.   In such event, Lessor may lawfully

enter  into  and  upon  said  premises  or  any  part  thereof,  repossess  the  same,  and  expel

Lessee  and  those  claiming  under  and  through  Lessee  and  remove  their  effects, forcibly if  necessary,  without  being  deemed  guilty  of  any  manner  of  trespass,  but  without prejudice to any remedies which might otherwise be used by Lessor for the collection of

rent or for any breach by Lessee of  the  covenants herein contained.   It is further agreed

that  after  service  of  notice  as  above  set  forth,  an  additional  condition  to  avoid  forfeiture shall  be  payment  by  Lessee  of  Lessor’cossts  and  expenses,  including  attorneys’fees,

for  the  preparation  and  service  of  such  notice.   Nothing  contained  herein  shall  release

or  diminish  Lessee's  obligation  to  pay  rent  for  the  full  term  of  this  lease,  except  the  net

amount of  rent  Lessor receives  from  any subsequent  tenant  during the  term  hereof.   As

an  additional  and  not  alternative  remedy,  optional  with  Lessor,  if  Lessee  should  be  in default  hereunder  other  than  a  default  in  the  payment  of  rent,  Lessor  may  cure  or correct  the  same;  and  the  cost  of  such  action  by  Lessor  shall  immediately  be  due  and payable  from  Lessee,  plus  interest  on  said  sum  at  the  rate  of  twelve  percent  (12%)  per annum  until  paid;  and  nonpayment  of  said  sum  by  Lessee  shall  be  adequate  grounds for Lessor to invoke the other provisions of this paragraph.

22.

NOTICES:  All notices required under this  lease to be given by either party shall  be  effective  as  of  the  date  of  personal  service  thereof  or  the  date  of  mailing  by

LEASE -  Page 6 of 7

MENKE JACKSON BEYER, LLP

807 North 39th Avenue

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Telephone (509)575-0313

Fax (509)575-0351

certified  mail,  return  receipt  requested,  postage  prepaid,  and  properly  addressed  to  the other  party  at  the  following  address  or  as  the  same  may  be  changed  from  time  to  time by written notice to the other party:

Lessor:

CITY OF GOLDENDALE

1103 S. Columbus, Goldendale, WA 98620

Lessee:

AUSCRETE CORPORATION

741 West Railroad Avenue, Goldendale, WA 98620

23.

ATTORNEYS'  FEES AND COSTS:   Lessee shall pay Lessor all costs  and

expenses,  including  reasonable  attorneys'  fees,  incurred  by  Lessor  in  the  preparation and service of any notice which Lessor gives to Lessee under the terms of this lease.  In any  court  suit  or  action  brought  by  either  party  concerning  this  lease,  the  court  shall award  to  the  prevailing  party  reasonable  attorneys'  fees  in  addition  to  the  costs  allowed by law, and the other party agrees to pay the same.

24.

NONWAIVER:   The  consent  of  Lessor  to  any  variation  of  the  terms  of  this lease,  or  the  receipt  of  rent  with  knowledge  of  any  breach,  shall  not  be  deemed  to  be  a waiver  of  any  breach  or  covenant  of  this  lease,  and  no  waiver  shall  be  claimed  by

Lessee  unless  it  be  a  written  waiver  signed  by  Lessor.   Any  waiver,  express  or  implied,

by  Lessor  of  any  breach  by  Lessee  of  any  of  the  covenants  of  this  lease  shall  not  be construed  to  be  a  waiver  of  any  subsequent  breach  of  the  same  or  any  other  covenant

in  this  lease  or  affect  or  prejudice  any  of  Lessor's  rights  or  remedies  hereunder.   After

service  of  notice  of  default  or  commencement  of  suit,  Lessor  may  receive  and  collect rent  due;  and  the  same  shall  not  affect  such  notice  or  suit  or  any  judgment,  nor  shall  it be deemed a waiver in any sense.

25.

SUCCESSORS:

Subject    to    the    foregoing    provisions    relating    to

assignment  and  subletting,  this  lease  shall  inure  to  the  benefit  of  and  shall  be  binding upon the successors and assigns of the respective parties hereto.

26.

ENTIRETY   OF   AGREEMENT:

No   prior   stipulation,   agreement,   or

understanding,  verbal  or  otherwise,  of  the  parties  or  their  agents  shall  be  valid  or

enforceable  unless  embodied  in  the  provisions  of  this  lease.   The  terms  and  conditions

of  this  lease  shall  not  be  amended  or  modified,  except  in  writing  signed  by  both  Lessor

and  Lessee.    Headings  used  herein  are  for  convenience  only,  are  not  a  part  of  this

lease,  and  are  not  to  be  used  in  construing  it.    Each  party  agrees  to  execute,  upon

request  of  the  other,  a  short  form  of  this  lease  for  purposes  of  recordation,  and  to  re-

execute this lease at any time upon the request of the other.

LEASE -  Page 7 of 7

MENKE JACKSON BEYER, LLP

807 North 39th Avenue

Yakima, WA  98902

Telephone (509)575-0313

Fax (509)575-0351